EXHIBIT 99.1
For Immediate Release
Phoenix Technologies Ltd. Reports Third Quarter FY2008 Financial Results
Revenues Up 53% Year-over-Year and Significantly Above Expectations
MILPITAS, CA: July 22, 2008 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software, today announced its financial results for the third quarter of fiscal year 2008, which ended June 30, 2008.
     Highlights for Q3 FY2008 included:
•	Total revenues grew 53% to $19.3 million, compared with $12.6 million in Q3 FY2007;

•	Gross margin expanded to 86% of revenues, compared with 81% in Q3 FY2007;

•	GAAP net loss was ($2.8 million), or ($0.10) per share, compared with a loss of ($1.8 million), or ($0.07) per share in Q3 FY2007;

•	On a non-GAAP basis, net income was $1.3 million, or $0.04 per diluted share, compared with a non-GAAP net loss of ($0.3) million, or ($0.01) per share in Q3 FY2007;
“We are very pleased to report an excellent fiscal third quarter in which we substantially exceeded revenue expectations and furthered our goal of embedding Phoenix’s technologies at the very heart of the next generation of computers,” stated Woody Hobbs, President and CEO of Phoenix Technologies. “The quarter reflects a continuation of the trends observed in recent quarters, including the ongoing strength in our core BIOS business with strong margins and cash flow. Simultaneously, we are building a new business around our PC 3.0™ vision for a revolutionary transformation of the PC user experience. We completed the acquisition of BeInSync, and immediately following the close of the quarter, TouchStone Software, giving us not only great new products and IP but exceptional engineering teams with which to accelerate the realization of that vision. We also announced multiple new strategic alliances with top tier industry partners for Phoenix

FailSafe™ and HyperCore™ products and, perhaps most importantly, we executed and announced the first customer contracts for these exciting new products.”
Richard Arnold, COO and CFO of Phoenix Technologies, stated, “Our core BIOS business continues to perform very well, with strong growth, operating margins and cash flow, and provides us the stable base on which to build as we migrate Phoenix to a multi-product, multi-channel business. We continue to make significant investments in research and development to support our expectations of high-growth FailSafe and HyperCore businesses and we have been very happy with our ability to attract a number of exceptional new engineers to our team. Our overall business continues to benefit from the continued strong global growth in shipments of portable computers, resulting in a total order backlog of more than $44 million at the end of the quarter, which provides us with excellent visibility into future period revenues.”
Conference Call Dial-in Details:
The Company will conduct its regularly scheduled financial announcement conference call on Tuesday, July 22, 2008 at 5:30 a.m. PDT/8:30 a.m. EDT. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 90 calendar days. Alternatively investors can listen to the conference call via telephone at: 877-795-3646 (U.S/Canada) or 719-325-4759 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Friday, July 25, 2008. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 7840874.
About Phoenix Technologies
Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top system builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — AwardCore, SecureCore, FailSafe, HyperSpace, BeInSync and eSupport — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com
Phoenix, Phoenix Technologies, Phoenix FailSafe, Phoenix HyperSpace, HyperCore, ManageSpace, BeInSync, eSupport and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. The adjustments in the current quarter consist principally of non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R). These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements which accompany this press release.
Safe Harbor
The statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s ability to maintain its current level of financial performance, the Company’s vision for its new products and PC 3.0, and the benefits of our recent acquisitions. These statements involve risk and uncertainties, including: our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to remain profitable; our ability to meet our capital requirements in the long-term and maintain positive cash flow from operations; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; the effects of any software viruses or other breaches of our network security, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations Counsel
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com
Source: Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	September 30,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$46,101	$62,705
Accounts receivable, net of allowances	3,508	6,383
Escrow deposit	18,706	—
Other assets — current	4,433	3,496

Total current assets	72,748	72,584

Property and equipment, net	3,258	2,791
Purchased technology and intangible assets, net	14,324	3,571
Goodwill	25,759	14,497
Other assets — noncurrent	3,003	1,037

Total assets	$119,092	$94,480

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,041	$1,186
Accrued compensation and related liabilities	4,193	3,922
Deferred revenue	14,042	11,805
Income taxes payable — current	3,401	11,733
Accrued restructuring charges — current	706	1,905
Other liabilities — current	5,700	1,744

Total current liabilities	30,083	32,295

Accrued restructuring charges — noncurrent	10	358
Income taxes payable — noncurrent	13,065	—
Other liabilities — noncurrent	2,505	2,055

Total liabilities	45,663	34,708

Stockholders’ equity:
Preferred stock	—	—
Common stock	28	28
Additional paid-in capital	222,804	206,800
Accumulated deficit	(57,216)	(55,311)
Accumulated other comprehensive loss	(509)	(67)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	73,429	59,772

Total liabilities and stockholders’ equity	$119,092	$94,480

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2008	2007	2008	2007

Revenues:
License fees	$16,883	$10,678	$47,110	$26,077
Subscription fees	20	—	20	—
Service fees	2,373	1,902	6,570	5,275

Total revenues	19,276	12,580	53,700	31,352

Cost of revenues:
License fees	179	201	421	693
Subscription fees	20	—	20	—
Service fees	2,161	1,811	5,678	5,768
Amortization of purchased intangible assets	373	333	444	916

Total cost of revenues	2,733	2,345	6,563	7,377

Gross margin	16,543	10,235	47,137	23,975

Operating expenses:
Research and development	8,397	5,204	20,069	14,056
Sales and marketing	3,245	2,554	8,885	9,399
General and administrative	6,708	3,615	16,221	12,254
Restructuring	67	(14)	180	3,082

Total operating expenses	18,417	11,359	45,355	38,791

Income (loss) from operations	(1,874)	(1,124)	1,782	(14,816)

Interest and other income (expenses), net	328	479	602	1,514

Income (loss) before income taxes	(1,546)	(645)	2,384	(13,302)

Income tax expense	1,234	1,129	4,037	2,439

Net loss	$(2,780)	$(1,774)	$(1,653)	$(15,741)

				.

Loss per share:
Basic and diluted	$(0.10)	$(0.07)	$(0.06)	$(0.61)

Shares used in loss per share calculation:
Basic and diluted	27,574	26,001	27,385	25,719
See notes to unaudited condensed consolidated financial statements

Phoenix Confidential

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	June 30,	March 31,	June 30,	Nine months ended June 30,
	2008	2008	2007	2008	2007

Cash flows from operating activities:
Net loss	$(2,780)	$(1,365)	$(1,774)	$(1,653)	$(15,741)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	868	501	932	1,919	2,644
Stock-based compensation	3,605	3,665	1,169	8,292	3,924
Loss from disposal of fixed assets	(17)	—	24	16	51
Change in operating assets and liabilities:
Accounts receivable	524	942	1,629	2,785	3,232
Prepaid royalties and maintenance	6	3	18	38	86
Other assets	663	(882)	745	113	1,835
Accounts payable	652	(177)	(618)	649	(2,177)
Accrued compensation and related liabilities	322	645	162	34	(874)
Deferred revenue	(387)	2,267	1,924	2,077	4,148
Income taxes	1,104	1,755	938	4,311	1,281
Accrued restructuring charges	(132)	(246)	(910)	(1,608)	(3,186)
Other accrued liabilities	(888)	348	138	(10)	(1,618)

Net cash provided by (used in) operating activities	3,540	7,456	4,377	16,963	(6,395)

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	10,279	—	113,714
Proceeds from maturities of marketable securities	—	—	(7,500)	—	1,000
Purchases of marketable securities	—	—	—	—	(89,125)
Purchases of property and equipment	(1,027)	(316)	(273)	(1,958)	(373)
Funds held in escrow	(18,706)	—	—	(18,706)	—
Acquisition of businesses, net of cash acquired	(17,715)	—	—	(17,715)	—

Net cash provided by (used in) investing activities	(37,448)	(316)	2,506	(38,379)	25,216

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	1,173	1,355	3,582	4,723	5,154

Net cash provided by financing activities	1,173	1,355	3,582	4,723	5,154

Effect of changes in exchange rates	(149)	191	(4)	89	36

Net increase in cash and cash equivalents	(32,884)	8,686	10,461	(16,604)	24,011
Cash and cash equivalents at beginning of period	78,985	70,299	48,293	62,705	34,743

Cash and cash equivalents at end of period	$46,101	$78,985	$58,754	$46,101	$58,754

Supplemental disclosure of cash flow information:
Non-cash financing activity:
Fair value of stock issued in connection with acquisition	2,985			2,985
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		June 30,	March 31,	June 30,	Nine months ended June 30,
		2008	2008	2007	2008	2007

GAAP net loss		$(2,780)	$(1,365)	$(1,774)	$(1,653)	$(15,741)

Equity-based compensation expense under SFAS No. 123(R)	(1)	3,605	3,665	1,169	8,292	3,872

Restructuring	(2)	67	44	(14)	180	3,082

Amortization of purchased intangible assets	(3)	373	—	333	444	916

Non-GAAP net income (loss)		$1,265	$2,344	$(286)	$7,263	$(7,871)

Non-GAAP earnings (loss) per share:
Basic		$0.05	$0.09	$(0.01)	$0.27	$(0.31)
Diluted		$0.04	$0.08	$(0.01)	$0.25	$(0.31)

Shares used in earnings (loss) per share calculation:
Basic		27,574	27,431	26,001	27,385	25,719
Diluted		29,253	29,514	26,001	29,145	25,719

These adjustments reconcile the Company’s GAAP net loss to the reported non-GAAP net income (loss). The Company believes that presentation of net income and net income per share excluding equity-based compensation, restructuring cost, and amortization of purchased intangible assets provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP results because managment believes it is useful to investors to understand how the expense associated with the adoption of SFAS No. 123(R) are reflected in net income (loss). Restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our on-going business operations. Amortization of purchased intangible assets, principally purchased technology, is excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition has occured. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended June 30, 2008, equity-based compensation was $3.6 million, allocated as follows: $0.2 million to cost of goods sold, $1.0 million to research and development, $0.4 million to sales and marketing and $2.0 million to general and administrative. For the three months ended March 31, 2008, equity-based compensation was $3.7 million, allocated as follows: $0.1 million to cost of goods sold, $1.0 million to research and development, $0.4 million to sales and marketing and $2.2 million to general and administrative. For the three months ended June 30, 2007, equity-based compensation was $1.2 million, allocated as follows: $0.1 million to cost of goods sold, $0.4 million to research and development, $0.2 million to sales and marketing and $0.5 million to general and administrative. For the nine months ending June 30, 2008, equity-based compensation was $8.3 million, allocated as follows: $0.4 million to cost of goods sold, $2.1 million to research and development, $1.0 million to sales and marketing and $4.8 million to general and administrative. For the nine months ending June 30, 2007, equity-based compensation was $3.9 million, allocated as follows: $0.2 million to cost of goods sold, $1.0 million to research and development, $0.7 million to sales and marketing and $2.0 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.

The quarter ended March 31, 2008 is the first quarter during in which the Company reported equity-based compensation expense under SFAS No. 123(R) in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008 (the “Performance Options”). Of the $3.7 million of equity-based compensation for the three moths ended March 31, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $3.6 million of equity-based compensation for the three moths ended June 30, 2008, $1.9 million was due to equity-based compensation expense which resulted from the grant of the Performance Options.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, November 2006 and September 2007. For the three months ended June 30, 2008, cost related to exiting and terminating 2 facility leases totaled approximately $0.1 million due to a change in estimate of sublease income. For the three months ended March 31, 2008, cost related to exiting and terminating 2 facility leases totaled approximately $47,000 and severance and benefits decreased for over accrued employer taxes of approximately $3,000. For the three months ending June 30, 2007, no restructuring costs were incurred, and the Company paid all remaining obligations for severance and benefits and costs of exiting and terminating facility lease commitments related to the formal restructuring plans approved by the Board of Directors in June 2006, September 2006, and November 2006. For the nine months ending June 30, 2008, restructuring costs were $0.2 million which were composed of severance and benefits costs of approximately $80,000 and facilities lease costs of approximately $0.1 million. For the nine months ending June 30, 2007, restructuring costs were $3.1 million. The severance and benefits costs totaled $1.8 million. Included as part of the total severance and benefits cost, the Company decreased the September and November 2006 restructuring reserves by $0.1 million due to a revised projection of outplacement and health insurance benefits liability. Costs related to terminating facility leases totaled $1.3 million. Included as part of the total lease termination cost, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.

(3)	This number represents amortization of purchased intangible assets, principally purchased technology, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months ended June 30, 2008, amortization of purchased intangible assets was $0.4 million allocated to cost of goods sold. For the three months ended March 31, 2008, there was no amortization of purchased intangible assets. For the three months ended June 30, 2007, amortization of purchased intangible assets was $0.3 million allocated to cost of goods sold. For the nine months ending June 30, 2008, amortization of purchased intangible assets was $0.4 million allocated to cost of goods sold. For the nine months ending June 30, 2007, amortization of purchased intangible assets was $0.9 million allocated to cost of goods sold. Future acquisitions may cause amortization expenses to be higher than these amounts.